CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services- Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 333-08154 and 811-07708) of AllianceBernstein Real Estate Investment Fund, Inc.





                                                       ERNST & YOUNG LLP


New York, New York
February 28, 2005